UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 29, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

(a) After Richardson Electronics, Ltd. (the “Company”) completed its fiscal year ended May 28, 2005, the Audit Committee of the Board of Directors determined that the Committee would issue a request for proposal regarding the engagement of an independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 3, 2006. The request for proposal was issued in July 2005 to several large, registered public accounting firms, including KPMG LLP (“KPMG”). On August 29, 2005, KPMG notified the Company that it declined to stand for re-election as the Company’s independent registered public accounting firm and that the client-auditor relationship between the Company and KPMG had ceased.

On August 29, 2005, the Company, with the approval of its Audit Committee, notified an independent registered public accounting firm, other than KPMG, of its selection. The independent registered public accounting firm selected is currently conducting its client acceptance procedures.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended May 28, 2005 and May 29, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended May 28, 2005 and May 29, 2004 included separate paragraphs which stated the following: “As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for certain inventories from the last-in, first-out method to the first-in, first-out method as of June 1, 2003”, and KPMG’s audit report on the Company’s consolidated financial statements as of and for the year ended May 29, 2004 included a separate paragraph which stated the following: “As discussed in Note B to the consolidated financial statements, the Company restated its balance sheet for deferred income taxes, other assets, retained earnings and accumulated other comprehensive income (loss) as of June 1, 2003.”

KPMG’s audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of May 28, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of May 28, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria, and contains explanatory paragraphs that state:

1	Deficiencies in the Company’s Control Environment. The Company did not maintain effective company-level controls as defined in the Internal

Control-Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Specifically:

•	The Company had inadequately trained finance, accounting, and tax personnel with a lack of appropriate expertise in U.S. generally accepted accounting principles. Accordingly, in certain circumstances, an effective secondary review of technical accounting matters was not performed.

•	The Company did not maintain proper segregation of duties between the access to cash, accounts receivable and inventory and the financial accounting responsibility for such assets, nor did the Company adopt appropriate policies to limit the authority of those personnel responsible for these duties.

•	The Company did not maintain adequate controls over end-user computing. Specifically, controls over the access, completeness, accuracy, validity, and review of certain spreadsheet information that supports the financial reporting process were either not designed appropriately or did not operate as designed.

These deficiencies resulted in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected, and contributed to the development of other material weaknesses described below.

2	Inadequate controls associated with the accounting for income taxes. The Company did not employ personnel with the appropriate level of skill and experience to prepare, document, and review its accounting for income taxes. This lack of skill and experience resulted in the Company’s inability to:

•	Execute procedures to periodically reassess the valuation of tax assets and liabilities;

•	Effectively perform and document a periodic evaluation of the reasonableness of assumptions with respect to the recoverability of recorded deferred tax assets and tax reserves;

•	Provide appropriate oversight to ensure that the risks and obligations with respect to the financial reporting effects of tax planning strategies were appropriately monitored and addressed;

•	Execute policies and procedures to ensure that the financial reporting and disclosure obligations related to tax contingencies were appropriately understood and considered; and

•	Maintain policies and procedures to ensure that the effects of deficiencies in the tax reporting process associated with value added taxes were properly reflected in the financial statements.

As a result of these deficiencies, material misstatements were identified in the Company’s deferred tax assets and liabilities, valuation allowance, and tax reserves.

3	Inadequate financial statement preparation and review procedures. The Company did not maintain adequate policies and procedures, or employ sufficiently experienced personnel, to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis. Specifically, the Company did not have:

•	Effective reconciliation of significant balance sheet accounts;

•	Effective reconciliation of subsidiary accounts to consolidating financial information;

•	Sufficient skills and experience in the application of U.S. generally accepted accounting principles on the part of certain subsidiaries;

•	Policies and procedures relating to the origination and maintenance of contemporaneous documentation to support key accounting judgments made;

•	Effective review of presentation and disclosure requirements related to the financial statements;

•	Procedures to provide support for accounting entries submitted from the parent company and affiliates; and

•	Adequate policies and procedures related to the review and approval of accounting entries.

As a result of these deficiencies, misstatements were identified in the Company’s consolidated financial statements. These deficiencies in internal control over financial reporting resulted in a more than remote likelihood that a material misstatement of the Company’s interim or annual financial statements would not be prevented or detected.

4	Deficiency related to the application of accounting literature. The Company did not maintain adequate policies and procedures, or employ sufficiently experienced personnel, to ensure appropriate application of Financial Accounting Standards Board Statement No. (SFAS) 52, Foreign Currency Translation.

In connection with the audits of the two fiscal years ended May 28, 2005 and May 29, 2004, and the subsequent interim period through August 29, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

During the fiscal years ended May 28, 2005 and May 29, 2004, and the subsequent interim period through August 29, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following:

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended May 28, 2005, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of May 28, 2005 and had identified material weaknesses in internal control as described in the bulleted paragraphs above. Such weaknesses resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of May 28, 2005.

In Item 4 of the Company’s Quarterly Report on Form 10-Q for the three months ended February 26, 2005 (fiscal 2005 third quarter), the Company disclosed that KPMG reported to management and to the audit committee on certain matters involving internal controls that they considered to be material weaknesses. As communicated by the Company’s independent auditors, these internal controls related to (i) inappropriate application of certain provisions of Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation, affecting previously issued consolidated financial statements and (ii) the origination and maintenance of contemporaneous documentation of the factual support or key judgments made in connection with the execution of several legal documents that represented important accounting events. The misapplication affected reported currency translation in previously issued consolidated financial statements for fiscal years ending 2002 and 2003, the four quarters of fiscal 2004 and the first two quarters of fiscal 2005.

Also during the fiscal 2005 third quarter, the Company’s independent auditors reported to management and to the audit committee on certain matters involving internal controls regarding income taxes that they considered to be material weaknesses, including (i) lack of appropriate quarterly analysis of the valuation of deferred tax assets in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes, (ii) lack of consideration of Accounting Principle Board Opinion (APB) No. 23, Undistributed Earnings of Subsidiaries, and (iii) lack of appropriate quarterly analysis of tax liabilities.

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended May 29, 2004, the Company disclosed that KPMG reported to management and to the audit committee on certain matters involving internal controls that they considered to be material weaknesses in the Company’s internal control over financial reporting.

The identified material weaknesses relate to the need for (i) enhancement of formal policies and procedures, including standard reporting package and assignment of responsibilities, for international consolidation process to ensure timely and effective reporting of foreign subsidiaries financial information and consolidation; (ii) improved reconciliation process for the migration of financial information from local systems of foreign subsidiaries to the PeopleSoft system at headquarters; (iii) improved documentation of management review and reconciliation performance; and (iv) enhancement of documentation for policies and procedures, improved segregation of duties and audit trails for changes in information technology of the Company.

The subject matter of the material weaknesses described above was discussed by the Company’s management and the Audit Committee of the Board of Directors of the Company with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm concerning these issues.

The Company has provided KPMG with a copy of the disclosure contained in this Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. KPMG’s letter, dated September 1, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)    Exhibits.

16.1    Letter from KPMG LLP dated September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richardson Electronics, Ltd.

Date: September 1, 2005	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer